UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________________________________________
FORM 8-K
______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2025
______________________________________________________________________________________
FIGMA, INC.
(Exact name of registrant as specified in its charter)
______________________________________________________________________________

Delaware	001-42761	46-2843087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

760 Market Street, Floor 10
San Francisco, California	94102
(Address of Principal Executive Offices)	(Zip Code)
(415) 890-5404
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	FIG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On September 3, 2025, Figma, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.
The Company announces material information to the public through filings with the Securities and Exchange Commission (the "SEC"), the Investor Relations page on its website (investor.figma.com), its blog (www.figma.com/blog), its newsroom (www.figma.com/newsroom), press releases, public conference calls, public webcasts, its social media accounts on X, LinkedIn, Instagram, Bluesky, Threads, and TikTok as well as Dylan Field’s X account (@zoink) and LinkedIn profile in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
The content of the Company's websites and information that the Company may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through the Company's websites or these online and social media channels are not incorporated by reference into this Current Report on Form 8-K or in any other report or document the Company files with the SEC, and any references to the Company's websites or these online and social media channels are intended to be inactive textual references only.
Item 8.01 Other Events
Stockholder Extended Lock-Up
As previously disclosed, in connection with the Company’s initial public offering (“IPO”), the Company’s executive officers, directors, and holders of substantially all shares of Class A common stock, par value $0.00001 per share, of the Company (the “Class A Common Stock” and, together with the Class B common stock and Class C common stock of the Company, the “Common Stock”) and securities directly or indirectly convertible into or exchangeable or exercisable for Class A Common Stock entered into lock-up agreements with the IPO underwriters or market standoff agreements with the Company that restrict such holders’ ability to sell or transfer their shares or otherwise engage in certain transactions related thereto for a period ending on the earlier of (i) the commencement of trading on the second trading day after the date that the Company announces earnings for the quarter ended September 30, 2025 and (ii) 180 days after July 30, 2025, subject to certain exceptions.
On August 30, 2025, the Company entered into an extended lock-up agreement (the “Extended Lock-Up Agreement”) with holders of approximately 54.1% of the Company’s outstanding shares of Class A Common Stock (such holders, the “Extended Lock-Up Holders”), pursuant to which the Extended Lock-Up Holders have agreed that, without the prior written consent of the Company, they will not, during the period commencing on the date of such Extended Lock-up Agreement and ending on August 31, 2026 or such other earlier date as described below (such period, the “Extended Lock-Up Period”): (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap, hedging transaction, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described above is to be settled by delivery of Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, in cash or otherwise; (c) publicly disclose the intention to take any of the actions restricted by clause (a) or (b); or (d) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case, subject to certain exceptions.

Notwithstanding the foregoing,
•up to 17.5% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 38.9 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date that the Company announces earnings for the quarter ending September 30, 2025;
•up to an additional 20% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 44.4 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date that the Company announces earnings for the year ending December 31, 2025;
•up to an additional 27.5% of the aggregate number of shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 61.1 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders beginning at the commencement of trading on the second trading day after the date that the Company announces earnings for the quarter ending March 31, 2026; and
•the remainder of the shares of Class A Common Stock held by the Extended Lock-Up Holders (approximately 77.7 million shares) will be released and may be transferred, distributed, or sold at the discretion of the Extended Lock-up Holders and the Extended-Lock-Up Period will terminate on the earlier of (i) the commencement of trading on the second trading day after the date that the Company announces earnings for the quarter ending June 30, 2026 and (ii) August 31, 2026.
Dylan Field Rule 10b5-1 Diversification Plan
On August 4, 2025, Dylan Field, the Company’s Co-Founder, President, Chief Executive Officer and Chair of the Company’s board of directors, entered into a Rule 10b5-1 Plan (the “Field Diversification Plan”) providing for the potential sale of up to (i) 2,000,000 shares of the Company’s Class A common stock (“Class A Common Stock”) issuable upon the conversion of shares of the Company’s Class B common stock (“Class B Common Stock”) owned by Mr. Field, (ii) 500,000 shares of Class A Common Stock issuable upon the conversion of shares of the Class B common stock owned by an investment entity with which Mr. Field is affiliated and (iii) up to 567,662 shares of Class A common stock issuable upon the conversion of shares of Class B Common Stock owned by a grantor annuity trust of which Mr. Field is a trustee, so long as the market price of the Class A common stock satisfies certain threshold prices specified in the Field Diversification Plan. The Field Diversification Plan has a start date of November 24, 2025 (subject to completion of the requisite cooling off period under Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended ("Rule 10b5-1") and a termination date of November 30, 2026. The Field Diversification Plan may terminate earlier upon the completion of all transactions subject to the trading arrangements specified in the Field Diversification Plan or the occurrence of certain other events set forth therein. The 3,067,662 shares subject to the Field Diversification Plan represent approximately 3.3% of Mr. Field’s total holdings, including all outstanding restricted stock unit awards. The shares covered by the Field Diversification Plan do not include any shares that may be sold to cover tax withholding obligations in connection with the potential future settlement of restricted stock units held by Mr. Field. The Field Diversification Plan is intended to satisfy the affirmative defense conditions of Rule 10b5-1.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
99.1	Press Release dated September 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Figma, Inc.
Date: September 3, 2025
	By:	/s/ Praveer Melwani
Praveer Melwani
Chief Financial Officer